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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






ASA International Ltd.
Framingham, Massachusetts





     We hereby consent to the incorporation by reference in Registration Statement No. 33-312933 of ASA International Ltd. on Form S-8 of our report dated March 7, 1997, relating to the consolidated financial statements of ASA International Ltd. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.


                                    /s/ BDO Seidman, LLP


                                    BDO Seidman, LLP


Boston, Massachusetts
March 31, 1997